Exhibit 16

October 4, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Re:	Alliance Bancshares California
File No. 00-33455

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Alliance Bancshares California dated October 2, 2002 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/    GRANT THORNTON LLP